Exhibit 99.1

GameSquare Holdings Reports 2025 Third Quarter Results

Net income from continuing operations of $5.9 million in Q3 2025

Gross margin increased 20.0% sequentially to 49.4%

Balance sheet at September 30, 2025, strongest in the Company’s history with $81.5 million in DAT assets and cash, no debt and shareholders’ equity of $78.7 million

Management expects continued positive momentum in Q4 2025

November 13, 2025, FRISCO, TX – GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced financial results for the three- and nine-months ended September 30, 2025.

“2025 is a defining year for GameSquare and our third quarter results confirm that our strategy is working,” stated Justin Kenna, CEO of GameSquare. “We are sharper, stronger, and more focused than ever as the actions we have taken over the past year have improved profitability, strengthened our balance sheet and positioned us with a differentiated, end-to-end platform built for scale.”

“During the third quarter, we wound down Frankly Media, consolidated our technology businesses under Stream Hatchet, and acquired Click Management (“Click”). These actions have expanded GameSquare’s profitability and strengthened our go forward operating platform. Click is already demonstrating its strategic and financial value by deepening our reach into creator-led brand partnerships, accelerating growth across our media and agency ecosystems, and unlocking new expansion opportunities. Combined with Zoned, Steam Hatchet, GameSquare Experiences, FaZe Clan Esports, and global media partnerships, we now operate one of the most comprehensive and integrated platforms in the industry.”

“This quarter also marked a milestone with the launch of our digital asset treasury strategy. With the support of established onchain advisors and partners, we have built an institutional-grade, yield-generating asset strategy that enhances our balance sheet, introduces a compounding return engine, and creates strategic optionality that complements our core operating business. Importantly, this also enabled us to fund our initial share repurchase program, reflecting our commitment to driving shareholder value.”

“GameSquare has never been in a stronger strategic, operational, or financial position. We have proactively streamlined our business, invested in high-growth areas, strengthened margins, and expanded our total addressable market. As we enter the next chapter of growth, we are doing so with momentum, a fortified balance sheet, and a scalable platform built to win in media, creators, gaming, and Web3. The progress we are making today sets the stage for durable growth, expanding profitability, and long-term value creation for our shareholders,” concluded Mr. Kenna.

GameSquare’s Treasury Management Assets at September 30, 2025:

●	Ethereum (“ETH”) Assets: The Company held 15,618 ETH, with an original cost basis of $55.5 million, almost all of which was in its onchain yield strategy with Dialectic, with an unrealized gain on ETH of $9.3 million in the third quarter.
●	NFT Holdings: The Company owned eight CryptoPunks for a total value of $6.9 million, which the Company expects will begin contributing to its yield strategy in the fourth quarter.
●	Altcoin Assets: The Company had $3.8 million of altcoins on its balance sheet at September 30, 2025, primarily in $Anime and $Rekt Coin.
●	Yield Strategy: GameSquare’s onchain yield strategy with Dialectic commenced August 1, 2025, and achieved a yield of $0.6 million for the last two months of the quarter.
●	Total DAT + Cash: The Company had $81.5 million in ETH, NFT, Altcoin investments, interests in the Dialectic onchain yield strategy and cash, or $0.83 per share and no debt outstanding as of September 30, 2025.
●	Stock Repurchase: On October 3, 2025, GameSquare announced its initial stock repurchase under its previously announced $5 million authorization. The Company repurchased 833,124 shares of its common stock for $599,148, representing an average price of approximately $0.72.

Reported results for the three months ended September 30, 2025, compared to September 30, 2024

●	Revenue of $11.3 million, compared to $9.3 million
●	Gross profit of $5.6 million, compared to $4.2 million
●	Gross margin of 49.4%, compared to 45.3%
●	Net income from continuing operations of $5.9 million, compared to a net loss from continuing operations of $3.9 million
●	Net loss attributable to GameSquare of $0.8 million, compared to a net loss of $5.5 million
●	Net loss attributable to GameSquare was 7.1% of revenue, versus 58.9% of revenue
●	Adjusted EBITDA loss of $0.6 million, compared to a loss of $0.9 million
●	Adjusted EBITDA loss was 5.3% of revenue, versus 9.5% of revenue

Proforma* results for the three months ended September 30, 2025

●	Revenue of $15.5 million
●	Gross profit of $6.7 million
●	Adjusted EBITDA loss of $0.2 million

* Proforma financial results includes the results of Click for the full 2025 third quarter

Reported results for the nine months ended September 30, 2025, compared to September 30, 2024

●	Revenue of $26.5 million, compared to $19.9 million
●	Gross profit of $11.0 million, compared to $7.5 million
●	Gross margin of 41.6%, compared to 37.6%
●	Net loss from continuing operations of $1.8 million, compared to a net loss from continuing operations of $15.3 million
●	Net loss attributable to GameSquare of $9.0 million, compared to a net loss of $22.4 million
●	Net loss attributable to GameSquare was 33.8% of revenue, versus 112.2% of revenue
●	Adjusted EBITDA loss of $6.3 million, compared to a loss of $8.8 million
●	Adjusted EBITDA loss was 23.9% of revenue, versus 44.3% of revenue

Use of Non-GAAP Financial Measures

●	This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company’s reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. GameSquare’s management uses these Non-GAAP measures for internal budgeting and forecasting purposes and to evaluate GameSquare’s financial performance. GameSquare’s management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Management’s use of Non-GAAP Measures” that accompany this press release.

Updated 2025 Outlook

The Company believes its operating and financial trajectory in the second half of 2025 will be significantly stronger, supported by the Company’s digital asset treasury strategy, sales pipeline, the contribution of the September 11, 2025, Click Management acquisition, and the benefit of ongoing restructuring initiatives.

On a proforma basis, GameSquare continues to expect second half revenue of $36.8 million and adjusted EBITDA of $2.9 million.

Conference Call Details

Justin Kenna, CEO, Lou Schwartz, President, and Mike Munoz CFO are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: November 13, 2025

Time: 5:00 pm ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=pYFTHOrP

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare (NASDAQ: GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Clan Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports, and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to suppor its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30 2025	December 31, 2024
Assets
Cash	$6,012,219	$12,094,950
Restricted cash	1,475,593	1,054,030
Accounts receivable, net	13,268,734	21,330,847
Digital assets	4,020,415	-
Government remittances	286,973	119,721
Promissory note receivable, current	202,507	379,405
Prepaid expenses and other current assets	954,885	1,493,619
Total current assets	26,221,326	36,472,572
Investment	2,332,071	2,199,909
Investment in ETH	64,539,714	-
Promissory note receivable, non-current	8,581,770	9,212,785
Property and equipment, net	137,269	303,950
Goodwill	4,220,754	12,704,979
Intangible assets, definite lived, net	6,678,804	15,265,736
Intangible assets, indefinite lived	6,906,820	-
Right-of-use assets	1,500,731	2,570,516
Total assets	$121,119,259	$78,730,447
Liabilities and Shareholders’ Equity
Accounts payable	$18,445,123	$27,349,372
Accrued expenses and other current liabilities	12,089,146	13,694,179
Players liability account	47,535	47,535
Deferred revenue	5,239,322	2,726,121
Current portion of operating lease liability	433,390	748,916
Line of credit	(118,945)	3,501,457
Convertible debt carried at fair value, current	-	6,481,704
Warrant liability	7,045	14,314
Deferred purchase consideration	3,996,548	-
Arbitration reserve	164,091	199,374
Total current liabilities	40,303,255	54,762,972
Convertible debt carried at fair value, non-current	-	9,908,784
Contingent purchase consideration, non-current	807,000	-
Operating lease liability	1,265,332	2,054,443
Total liabilities	42,375,587	66,726,199
Commitments and contingencies (Note 14)
Preferred stock ($0.0001 par value, 50,000,000 authorized, 3,433 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	-	-
Common stock ($0.0001 par value, 100,000,000 shares authorized, 98,380,767 and 32,635,995 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	9,838	3,264
Additional paid-in capital	210,411,286	119,438,370
Accumulated other comprehensive loss	(524,003)	(208,617)
Non-controlling interest	-	14,942,287
Accumulated deficit	(131,153,449)	(122,171,056)
Total shareholders’ equity	78,743,672	12,004,248
Total liabilities and shareholders’ equity	$121,119,259	$78,730,447

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$11,315,003	$9,306,777	$26,542,646	$19,930,359
Cost of revenue	5,722,273	5,091,393	15,500,495	12,439,479
Gross profit	5,592,730	4,215,384	11,042,151	7,490,880
Operating expenses:
General and administrative	6,170,930	3,744,312	13,766,667	11,806,277
Selling and marketing	1,464,040	1,196,593	4,188,399	4,116,694
Research and development	519,275	450,637	1,550,378	1,447,954
Depreciation and amortization	271,484	350,324	727,789	1,025,004
Restructuring charges	(1,535,097)	330,167	(814,377)	330,167
Other operating expenses	1,095,258	1,287,223	2,387,823	3,417,687
Total operating expenses	7,985,890	7,359,256	21,806,679	22,143,783
Loss from continuing operations	(2,393,160)	(3,143,872)	(10,764,528)	(14,652,903)
Other income (expense), net:
Interest income (expense)	166,831	178,008	309,733	(17,072)
Loss on debt extinguishment	-	(1,032,070)	-	(1,032,070)
Change in fair value of convertible debt carried at fair value	(38,033)	(98,937)	289,883	357,822
Change in fair value of warrant liability	19,659	26,482	7,275	79,382
Arbitration settlement reserve	45,917	113,583	35,283	252,208
Other income (expense), net	8,145,567	21,267	8,276,426	(246,066)
Total other income (expense), net	8,339,941	(791,667)	8,918,600	(605,796)
Loss from continuing operations before income taxes	5,946,781	(3,935,539)	(1,845,928)	(15,258,699)
Income tax benefit	-	-	-	-
Net income (loss) from continuing operations	5,946,781	(3,935,539)	(1,845,928)	(15,258,699)
Net income (loss) from discontinued operations	(6,755,224)	(3,528,876)	(9,154,597)	(9,469,805)
Net loss	(808,443)	(7,464,415)	(11,000,525)	(24,728,504)
Net loss attributable to non-controlling interest	-	1,979,943	2,018,132	2,369,533
Net loss attributable to attributable to GameSquare Holdings, Inc.	$(808,443)	$(5,484,472)	$(8,982,393)	$(22,358,971)

Comprehensive loss, net of tax:
Net loss	$(808,443)	$(7,464,415)	$(11,000,525)	$(24,728,504)
Change in foreign currency translation adjustment	70,071	360,004	(315,386)	373,187
Comprehensive loss	(738,372)	(7,104,411)	(11,315,911)	(24,355,317)
Comprehensive loss attributable to non-controlling interest	-	1,979,943	2,018,132	2,369,533
Comprehensive loss	$(738,372)	$(5,124,468)	$(9,297,779)	$(21,985,784)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$0.07	$(0.13)	$(0.03)	$(0.58)
From discontinued operations	(0.08)	(0.05)	(0.13)	(0.27)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(0.01)	$(0.18)	$(0.16)	$(0.85)
Weighted average common shares outstanding - basic and diluted	87,949,202	31,270,253	54,733,322	26,378,453

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) restructuring costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, (viii) gains and losses from discontinued operations, and (ix) net income (loss) attributable to non-controlling interest.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under US GAAP is set out below. (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net loss	$(808,443)	$(7,464,415)	$(11,000,525)	$(24,728,504)
Interest expense	(166,831)	(178,008)	(309,733)	17,072
Income tax benefit	-	-	-	-
Amortization and depreciation	271,484	350,324	727,789	1,025,004
Share-based payments	1,871,720	267,117	1,906,334	1,288,484
(Gain) loss on digital assets	(8,060,149)	-	(8,060,149)	-
Transaction costs	1,095,258	1,287,223	2,387,823	3,417,687
Arbitration settlement reserve	(45,917)	(113,583)	(35,283)	(252,208)
Restructuring costs	(1,535,097)	330,167	(814,377)	330,167
Loss on extinguishment of debt	-	1,032,070	-	1,032,070
Change in fair value of warrant liability	(19,659)	(26,482)	(7,275)	(79,382)
Change in fair value of convertible debt carried at fair value	38,033	98,937	(289,883)	(357,822)
Gain on disposition of subsidiary	-	-	(2,721,953)	(3,009,891)
Loss from discontinued operations	6,755,224	3,528,876	11,876,550	12,479,696
Adjusted EBITDA	$(604,377)	$(887,774)	$(6,340,682)	$(8,837,627)